Bandwidth Announces Second Quarter 2023 Financial Results
Second quarter revenue and profitability exceeded guidance ranges
Messaging revenue up 11% year-over-year

August 2, 2023

Conference Call
Bandwidth will host a conference call to discuss financial results for the second quarter ended June 30, 2023 on August 2, 2023. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the conference call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the second quarter ended June 30, 2023.
“I am pleased with our business performance and financial results in the second quarter of 2023 demonstrating solid execution and a focus on serving our customers through a challenging economic environment,” said David Morken, Bandwidth’s Chief Executive Officer. “Looking to the remainder of the year, we will maintain our strong focus on disciplined execution and expanded profitability while leveraging our global reach, regulatory experience, enterprise-grade APIs, and breakthrough innovations like Maestro for the benefit of our customers.”
Second Quarter 2023 Financial Highlights
The following table summarizes the consolidated financial highlights for the three months ended June 30, 2023 and 2022 (in millions, except per share amounts).(1)

Conference Call Details
August 2, 2023
5:00 pm ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through August 9, 2023, by dialing (877)-344-7529 or (412)-317-0088 for international callers, and entering passcode 3263287.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended June 30,
	2023	2022
Revenue	$146	$136
Gross Margin	40%	41%
Non-GAAP Gross Margin (1)	55%	53%
Adjusted EBITDA(1)	$11	$5
Dollar-based net retention rate (2)	106%	112%

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.
(2) Additional information regarding our dollar-based net retention rate and how it is calculated is included below.

“We achieved second quarter revenue of $146 million and Adjusted EBITDA of $11 million, both of which exceeded their respective guidance ranges,” said Daryl Raiford, Bandwidth’s Chief Financial Officer. “Against a backdrop of a choppy economic environment, these results demonstrate our value proposition is strong and core business model is resilient.  Accordingly, we are increasing our full year revenue guidance to reflect our first half revenue over achievement and continue to target year-over-year profitability growth of 30 percent.”

Second Quarter Customer and Operational Highlights
•A cloud services provider chose Bandwidth to power their contact center services following major challenges with their incumbent provider. They valued Bandwidth’s reliability, resiliency, and premium support. Bandwidth’s global reach, regulatory experience, and scalability were also key to supporting their rapidly growing international business.
•A large contact center services provider in Central Europe selected Bandwidth to serve their customers in the EMEA region. Looking to expand their geographic presence, Bandwidth solved their global and regulatory challenges while enabling new capabilities for customized local services.
•A children’s hospital network turned to Bandwidth to migrate its contact center and collaboration communications to the cloud. The strong combination of Bandwidth’s new Cisco Webex integration with Maestro, number management API and flexible call routing provided the capabilities and assurance they needed to begin their move.
•A Fortune 200 energy technology company modernized their communications with Bandwidth to enable their Teams deployment globally. The customer chose Bandwidth for its superior support capability, global reach, and deep experience as a Microsoft direct routing provider.
•Bandwidth named a leader in IDC’s Worldwide CPaaS MarketScape for the third consecutive time.

Financial Outlook
Bandwidth’s outlook is based on current indications for its business, which are subject to change. Bandwidth is providing guidance for its third quarter and full year 2023 as follows:

	Q3 2023 Guidance	Full Year 2023 Guidance
Revenue (millions)	$148 - $150	$588 - $592
Adjusted EBITDA (millions)	$10 - $12	$44 - $46

Bandwidth has not reconciled its third quarter and full year 2023 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•KeyBanc Technology Leadership Forum in Vail, CO. Fireside chat on August 7, 2023 at 1:30PM Mountain Time.
•Canaccord Genuity 43rd Annual Growth Conference in Boston, MA. Fireside chat on August 9, 2023 at 8:30AM Eastern Time.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 60+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending September 30, 2023 and year ending December 31, 2023, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges, expressed as a percentage of revenue.
We define Non-GAAP net income as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
To calculate the dollar-based net retention rate, we first identify the cohort of customers that generated revenue in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. The dollar-based net retention rate reported in a quarter is then obtained by averaging the result from that quarter by the corresponding results from each of the prior three quarters. Customers of acquired businesses are included in the subsequent year’s calendar quarter of acquisition. Our dollar-based net retention rate increases when such customers increase usage of a product, extend usage of a product to new applications or adopt a new product. Our dollar-based net retention rate decreases when such customers cease or reduce usage of a product or when we lower prices on our solutions.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$145,874	$136,489	$283,718	$267,853
Cost of revenue	86,919	81,085	169,110	157,035
Gross profit	58,955	55,404	114,608	110,818
Operating expenses
Research and development	24,852	24,264	50,513	46,691
Sales and marketing	25,754	23,327	50,783	46,479
General and administrative	15,868	16,863	32,587	33,568
Total operating expenses	66,474	64,454	133,883	126,738
Operating loss	(7,519)	(9,050)	(19,275)	(15,920)
Other income, net
Net gain on extinguishment of debt	—	—	12,767	—
Gain on business interruption insurance recoveries	4,000	—	4,000	—
Other (expense) income, net	(218)	2,385	(746)	2,620
Total other income, net	3,782	2,385	16,021	2,620
Loss before income taxes	(3,737)	(6,665)	(3,254)	(13,300)
Income tax (provision) benefit	(153)	417	2,975	238
Net loss	$(3,890)	$(6,248)	$(279)	$(13,062)

Net loss per share, basic and diluted	$(0.15)	$(0.25)	$(0.01)	$(0.52)

Weighted average number of common shares outstanding, basic and diluted	25,555,219	25,279,615	25,502,131	25,249,998

The Company recognized total stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Cost of revenue	$204	$91	$396	$190
Research and development	3,315	1,663	6,456	3,531
Sales and marketing	1,428	727	2,665	1,626
General and administrative	3,058	2,340	5,866	4,820
Total	$8,005	$4,821	$15,383	$10,167

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$91,824	$113,641
Marketable securities	30,750	71,231
Accounts receivable, net of allowance for doubtful accounts	74,864	74,465
Deferred costs	4,385	3,566
Prepaid expenses and other current assets	18,520	16,705
Total current assets	220,343	279,608
Property, plant and equipment, net	173,276	99,753
Operating right-of-use asset, net	7,120	9,993
Intangible assets, net	173,911	177,370
Deferred costs, non-current	4,895	4,938
Other long-term assets	7,591	31,251
Goodwill	330,144	326,405
Total assets	$917,280	$929,318
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,626	$26,750
Accrued expenses and other current liabilities	58,690	62,577
Current portion of deferred revenue	7,929	7,181
Advanced billings	5,510	10,049
Operating lease liability, current	5,090	7,450
Total current liabilities	97,845	114,007
Other liabilities	64,252	11,176
Operating lease liability, net of current portion	3,457	4,640
Deferred revenue, net of current portion	8,269	8,306
Deferred tax liability	33,996	38,466
Convertible senior notes	417,559	480,546
Total liabilities	625,378	657,141
Stockholders’ equity:
Class A and Class B common stock	26	25
Additional paid-in capital	376,909	364,913
Accumulated deficit	(48,826)	(48,547)
Accumulated other comprehensive loss	(36,207)	(44,214)
Total stockholders’ equity	291,902	272,177
Total liabilities and stockholders’ equity	$917,280	$929,318

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(279)	$(13,062)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	18,692	18,087
Non-cash reduction to the right-of-use asset	3,242	3,724
Amortization of debt discount and issuance costs	1,485	1,533
Stock-based compensation	15,383	10,167
Deferred taxes and other	(5,225)	(2,187)
Net gain on extinguishment of debt	(12,767)	—
Gain on business interruption insurance recoveries	(4,000)	—
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	3,712	(16,672)
Prepaid expenses and other assets	(957)	(10,497)
Accounts payable	(6,171)	11,742
Accrued expenses and other liabilities	(12,464)	1,433
Operating right-of-use liability	(3,919)	(3,944)
Net cash (used in) provided by operating activities	(3,268)	324
Cash flows from investing activities
Purchase of property, plant and equipment	(3,859)	(9,035)
Deposits for construction in progress	—	(14,545)
Capitalized software development costs	(5,001)	(1,231)
Purchase of marketable securities	(40,625)	(137,786)
Proceeds from sales and maturities of marketable securities	81,233	—
Proceeds from sale of business	835	—
Net cash provided by (used in) investing activities	32,583	(162,597)
Cash flows from financing activities
Payments on finance leases	(90)	(126)
Net cash paid for debt extinguishment	(51,259)	—
Payment of debt issuance costs	—	(487)
Proceeds from exercises of stock options	413	162
Value of equity awards withheld for tax liabilities	(1,000)	(1,937)
Net cash used in financing activities	(51,936)	(2,388)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	27	(1,434)
Net decrease in cash, cash equivalents, and restricted cash	(22,594)	(166,095)
Cash, cash equivalents, and restricted cash, beginning of period	114,622	332,289
Cash, cash equivalents, and restricted cash, end of period	$92,028	$166,194

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Gross Profit	$58,955	$55,404	$114,608	$110,818
Gross Profit Margin %	40%	41%	40%	41%
Depreciation	4,205	3,362	7,734	6,738
Amortization of acquired intangible assets	1,959	1,934	3,904	3,966
Stock-based compensation	204	91	396	190
Non-GAAP Gross Profit	$65,323	$60,791	$126,642	$121,712
Non-GAAP Gross Margin % (1)	55%	53%	54%	53%
________________________
(1) Calculated by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges of $27 million and $21 million in the three months ended June 30, 2023 and 2022, respectively, and $51 million and $38 million in the six months ended June 30, 2023 and 2022, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Non-GAAP Net Income (Loss)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net loss	$(3,890)	$(6,248)	$(279)	$(13,062)
Stock-based compensation	8,005	4,821	15,383	10,167
Amortization of acquired intangibles	4,338	4,334	8,612	8,900
Amortization of debt discount and issuance costs for convertible debt	474	761	1,036	1,521
Gain on sale of business	—	(2,859)	—	(3,777)
Net gain on extinguishment of debt	—	—	(12,767)	—
Gain on business interruption insurance recoveries	(4,000)	—	(4,000)	—
Non-recurring items not indicative of ongoing operations and other (1)	180	34	739	189
Estimated tax effects of adjustments (2)	(708)	(1,735)	(3,135)	(2,286)
Non-GAAP net income (loss)	$4,399	$(892)	$5,589	$1,652
Interest expense on Convertible Notes (3) (4)	317	732	655	1,125
Numerator used to compute Non-GAAP diluted net income (loss) per share (4)	$4,716	$(892)	$6,244	$2,777

Net loss per share, basic and diluted	$(0.15)	$(0.25)	$(0.01)	$(0.52)

Non-GAAP net income (loss) per Non-GAAP share
Basic	$0.17	$(0.04)	$0.22	$0.07
Diluted	$0.16	$(0.04)	$0.21	$0.09

Weighted average number of shares outstanding
Basic and diluted shares	25,555,219	25,279,615	25,502,131	25,249,998

Non-GAAP basic shares	25,555,219	25,279,615	25,502,131	25,249,998
Convertible debt conversion	3,317,023	—	3,569,511	5,788,805
Stock options issued and outstanding	27,413	—	60,583	120,167
Non-GAAP diluted shares	28,899,655	25,279,615	29,132,225	31,158,970
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.2 million and less than $0.1 million of losses on disposals of property, plant and equipment in the three months ended June 30, 2023 and 2022, respectively, (ii) $0.4 million of expense resulting from the early termination of the Company’s undrawn SVB credit facility and $0.3 million of losses on disposals of property, plant and equipment for the six months ended June 30, 2023 and (iii) $0.2 million of losses on disposals of property, plant and equipment for the six months ended June 30, 2022.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 2.8% and 55.4% for the six months ended June 30, 2023 and 2022, respectively. For the six months ended June 30, 2023, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2023. We analyze the Non-GAAP valuation allowance position on a quarterly basis. In the fourth quarter of 2022, we removed the valuation allowance against all U.S. deferred tax assets for Non-GAAP purposes as a result of cumulative Non-GAAP U.S. income over the past three years and a significant depletion of net operating loss and tax credit carryforwards on a Non-GAAP basis. As of June 30, 2023, we have no valuation allowance against our remaining deferred tax assets for Non-GAAP purposes.
(3) Upon the adoption of ASU 2020-06 on January 1, 2022, net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share
(4) As we had a Non-GAAP net loss for the three months ended June 30, 2022, the interest expense on the Convertible Notes was not used to compute Non-GAAP diluted net loss per share. This figure is presented to show the activity during the quarter resulting in the interest expense on the Convertible Notes used to compute Non-GAAP diluted net income per share for the six months ended June 30, 2022.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net loss	$(3,890)	$(6,248)	$(279)	$(13,062)
Income tax provision (benefit)	153	(417)	(2,975)	(238)
Interest expense, net	322	874	1,236	2,124
Depreciation	5,460	4,583	10,080	9,187
Amortization	4,338	4,334	8,612	8,900
Stock-based compensation	8,005	4,821	15,383	10,167
Gain on sale of business	—	(2,859)	—	(3,777)
Net gain on extinguishment of debt	—	—	(12,767)	—
Gain on business interruption insurance recoveries	(4,000)	—	(4,000)	—
Non-recurring items not indicative of ongoing operations and other (1)	180	34	337	189
Adjusted EBITDA	$10,568	$5,122	$15,627	$13,490
________________________
(1) Non-recurring items not indicative of ongoing operations and other include $0.2 million and less than $0.1 million of losses on disposals of property, plant and equipment in the three months ended June 30, 2023 and 2022, respectively, and $0.3 million and $0.2 million of losses on disposals of property, plant and equipment in the six months ended June 30, 2023 and 2022, respectively.

Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$3,086	$7,019	$(3,268)	$324
Net cash used in investing in capital assets (1)	(4,314)	(4,341)	(8,860)	(10,266)
Free cash flow	$(1,228)	$2,678	$(12,128)	$(9,942)
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.